Exhibit 31.3

RULE 13a-14(a)/15d-14(a) CERTIFICATION
OF CHIEF EXECUTIVE OFFICER

Constellation Brands, Inc.
Form 10-K for Fiscal Year Ended February 28, 2013, as Amended

I, Robert Sands, certify that:

1. I have reviewed this Amendment No. 1 to the report on Form 10-K of Constellation Brands, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 13, 2013

/s/ Robert Sands
Robert Sands
President and Chief Executive Officer